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                                                                      EXHIBIT 24

                           SMITHWAY MOTOR XPRESS CORP.

                               Powers of Attorney

      The undersigned directors of Smithway Motor Xpress Corp., a Nevada corporation, do hereby make, constitute and appoint G. Larry Owens and Douglas
C. Sandvig, and either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto regarding the Company's 2005 Omnibus Stock Plan, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of stock of said Company and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

      IN WITNESS WHEREOF, each of the undersigned have hereunto set their hands as of May 13, 2005.

/s/ Terry G. Christenberry
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Terry G. Christenberry

/s/ Labh S. Hira
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Labh S. Hira

/s/ Herbert D. Ihle
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Herbert D. Ihle

/s/ Marlys L. Smith
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Marlys L. Smith